Exhibit 99.1
Caliber Announces First Quarter 2025 Earnings Release & Conference Call

SCOTTSDALE, AZ, May 8, 2025 – Caliber (NASDAQ: CWD), a real estate investor, developer, and manager, today announced that it will release its first quarter 2025 financial results after the close of the market on Thursday, May 15, 2025. Management invites all interested parties to its webcast/conference call the same day at 5:00 pm ET to discuss the results.

Investors and interested parties can access the live earnings call by dialing (800) 715-9871 (domestic) or (646) 307-1963 (international) and ask to join the Caliber call or use conference ID 8746759.

To listen to the call online, investors can visit the investor relations page of Caliber’s website at https://ir.caliberco.com/. The webcast replay of the conference call will be available on Caliber’s website shortly after the call concludes.

Additional details:
The news release and presentation materials will also be available on the Investor Relations site under "Financial Results".

About Caliber (CaliberCos Inc.)
With over $2.9 billion in Managed Assets, Caliber’s 16-year track record of managing and developing real estate is built on a singular goal: to make money in all market conditions, specializing in hospitality, multi-family residential, and multi-tenant industrial. Our growth is fueled by performance and a key competitive advantage: we invest in projects, strategies, and geographies that global real estate institutions often overlook. Integral to this advantage is our in-house shared services group, which gives Caliber greater control over our real estate and enhanced visibility into future investment opportunities. There are multiple ways to participate in Caliber’s success: invest in Nasdaq-listed CaliberCos Inc. and/or invest directly in our Private Funds.

Forward-Looking Statements
This press release contains “forward-looking statements” that are subject to substantial risks and uncertainties. All statements, other than statements of historical fact, contained in this press release are forward-looking statements. Forward-looking statements contained in this press release may be identified by the use of words such as “anticipate,” “believe,” “contemplate,” “could,” “estimate,” “expect,” “intend,” “seek,” “may,” “might,” “plan,” “potential,” “predict,” “project,” “target,” “aim,” “should,” "will” “would,” or the negative of these words or other similar expressions, although not all forward-looking statements contain these words. Forward-looking statements are based on the Company’s current expectations and are subject to inherent uncertainties, risks and assumptions that are difficult to predict. Further, certain forward-looking statements are based on assumptions as to future events that may not prove to be accurate. These and other risks and uncertainties are described more fully in the section titled “Risk Factors” in the final prospectus related to the Company’s public offering filed with the SEC and other reports filed with the SEC thereafter. Forward-looking statements contained in this announcement are made as of this date, and the Company undertakes no duty to update such information except as required under applicable law.

CONTACTS:
Caliber Investor Relations:
Ilya Grozovsky
+1 480-214-1915
Ilya@CaliberCo.com